UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 20, 2009, Adaptec, Inc. (the "Company") filed a Current Report on Form 8- K for events that occurred on November 17, 2009 (the "Initial Form 8-K") reporting, in part, actions completed under the management approved restructuring plan disclosed in Item 2.05 in the Initial Form 8-K. This Amendment No. 2 to the Initial Form 8- K ("Form 8-K/A") is being filed solely to amend and supplement the information included in Item 2.05 to the Initial Form 8-K. Except as described in this Form 8-K/A, the Company has not modified or updated other disclosures contained in the Initial Form 8-K or Amendment No. 1 to the Initial Form 8-K (the "Amended Form 8-K"), which was filed with the Securities and Exchange Commission on February 10, 2010. Accordingly, this Form 8-K/A should be read in conjunction with the Initial Form 8-K and Amended Form 8-K.

Item 2.05    Costs Associated with Exit or Disposal Activities

On November 17, 2009, the Company notified affected employees in connection with the management approved restructuring plan to better align its operating costs with the continued decline in its net revenues. This resulted in a restructuring charge of $1.0 million during the Company's third quarter of fiscal 2010, of which $0.8 million related to severance and related benefits and $0.2 million related to exiting certain facilities. Further actions to this approved restructuring plan were made in the Company's fourth quarter of fiscal 2010 by notifying additional affected employees, resulting in additional restructuring costs of approximately $0.7 million in severance and related benefits. All of these charges will result in cash expenditures.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

April 2, 2010

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